Exhibit 10.1

THIRD AMENDMENT

TO THE

FEDERAL HOME LOAN MORTGAGE CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated January 1, 2008)

THIRD AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the “SERP” or “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the SERP was restated effective January 1, 2008, and subsequently amended in documents executed December 23, 2009 and June 27, 2011;

WHEREAS, the Corporation desires to amend the SERP to reflect certain changes to the Corporation’s compensation structure, and, pursuant to the authority granted to the Committee to amend the SERP under both SERP Section 8.1 and Resolution FHLMC 2011-06, the Committee has determined that it is appropriate to amend the SERP;

WHEREAS, the Federal Housing Finance Agency has approved this Third Amendment to the SERP; and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment.

NOW, THEREFORE, the Plan is amended, as follows, effective January 1, 2012:

1.	To revise subsection (b) of Section 4.1(Basis of Benefit) to read as follows :

“(b) No Thrift/401(k) SERP Benefit shall be accrued for a Participant with respect to (i) the Basic Contribution (or, as of January 1, 2012, Employer Discretionary Contribution) unless the Participant is employed on the last day of the calendar year in question; (ii) the Matching Contribution, unless the Participant has made the maximum contribution described in Section 3.1 above; (iii) amounts deferred under the Federal Home Loan Mortgage Corporation Mandatory Executive Deferred Base Salary Plan, unless such amounts satisfy the requirements of Section 2.8(b); (iv) pay in excess of 200% of a Participant’s “semi-monthly base salary” for calendar years prior to 2012 (as defined in the Executive Management Compensation Program), for any year in which a Participant is covered by the Executive Management Compensation Program; and (v) pay in excess of 200% of a Participant’s “base salary” in calendar years 2012 and later (as defined in the 2012 Executive Management Compensation Program), for any year in which the Participant is covered by the 2012 Executive Management Compensation Program.”

2.	To revise subsection (b) of Section 5.1(Basis of Benefit) to read as follows:

“(b) No Pension SERP Benefit shall be accrued for a Participant with respect to (i) amounts deferred under the Federal Home Loan Mortgage Corporation Mandatory Executive Deferred Base Salary Plan, unless such amounts satisfy the requirements of Section 2.8(b); (ii) pay in excess of 200% of a Participant’s “semi-monthly base salary” for calendar years prior to 2012 (as defined in the Executive Management Compensation Program), for any year in which a Participant is covered by the Executive Management Compensation Program; (iii) pay in excess of 200% of a Participant’s “base salary” in calendar years 2012 and later (as defined in the 2012 Executive Management Compensation Program), for any year in which the Participant is covered by the 2012 Executive Management Compensation Program; and (iv) time periods after a Participant has elected an Immediate Disability Benefit pursuant to section 6.4(d) of the Pension Plan (as may be renumbered or redesignated from time to time).”

IN WITNESS WHEREOF, the Corporation has caused this THIRD AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN to be executed by its duly authorized representative this 27 day of August, 2012.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Scott Coolidge
Scott Coolidge
Vice President – Compensation & Benefits

ATTEST:

By:	/s/ Alicia S. Myara
Alicia S. Myara
Assistant Secretary

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